AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON April ________, 1997                 REGISTRATION NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  FC BANC CORP.
             (Exact name of Registrant as specified in its charter)

   OHIO                                                    34-1718070
(State or other                                         (I.R.S. Employer
jurisdiction of                                          Identification No.)
incorporation or
organization)

                          Farmers Citizens Bank Building
                          105 Washington Square, Box 567
                             Bucyrus, Ohio 44820-0567
                                 (419) 562-7040
                    (Address of principal executive offices)

                                  FC BANC CORP.
                      1997 STOCK OPTION AND INCENTIVE PLAN
                              (Full Title of Plan)

                                   G.W. HOLDEN
                          105 Washington Square, Box 567
                             Bucyrus, Ohio 44820-0567
                                 (419) 562-7040
                       (Name, address, including zip code
                          & telephone number, including
                         area code of agent for service)

                                 With a copy to:
                              Francis X. Grady, Esq.
                                Grady & Associates
                        1468 West Ninth Street, Suite 620
                           Cleveland, Ohio 44113-1220

-----------------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
                                                     Proposed                          Proposed
Title Of                                             Maximum                           Maximum                      Amount Of
Securities To              Amount To Be              Offering                          Aggregate                    Registration
Be Registered (1)          Registered                Price Per Share (2)               Offering Price (2)             Fee (2)

-----------------------------------------------------------------------------------------------------------------------------

Common Stock, without      32,502                   $32.71                                $1,161,270.40          $351.90
par value
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

Footnotes
---------

(1) Includes the exercise of options under the FC Banc Corp. 1997 Stock Option and Incentive Plan and the resale of such shares by non-affiliated persons to the public.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h), based on the book value of the Common Stock as of March 31, 1997.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                            ITEM 1. PLAN INFORMATION

          The documents containing the information specified in this Item 1 will be given to participants in the FC Banc Corp. 1997 Stock Option and Incentive Plan (the "Plan") as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

                ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN
                               ANNUAL INFORMATION

          The documents containing the information specified in this Item 2 will be given to participants in the Plan as specified in Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                 ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference and made a part hereof:

          1. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

          2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above.

          3. The section entitled "Description of Registrant's Securities" contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on March 6, 1995.

          All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                        ITEM 4. DESCRIPTION OF SECURITIES

          Not applicable.

                 ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          A legal opinion has been rendered by Grady & Associates to the effect that when issued in accordance with the Plan, Registrant's common shares will be duly issued and outstanding and fully paid and non-assessable.

                ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

                  (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                  (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                  (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

                  (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in divisions (E)(1) and (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                  (4) Any indemnification under divisions (E)(1) and (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in divisions (E)(1) and
          (2) of this section. Such determination shall be made as follows:

                  (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with any such action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

                  (b) If the quorum described in division (E)(4)(a) of this
          section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                  (c) By the shareholders; or

                  (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

                  Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
          (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                  (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in divisions (E)(1) and (2) of this section, the articles or the regulations of a corporation state by specific reference to this division that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in divisions (E)(1) and
          (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                  (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                  (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

                  (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in divisions
          (E)(1) and (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                  (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (7) A corporation may purchase and maintain insurance or furnish similar protection, including but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  (8) The authority of a corporation to indemnify persons pursuant to divisions (E)(1) and (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and
          (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or
          (7).

                  (9) As used in this division, references to "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

          Article ELEVENTH of the Registrant's Amended and Restated Articles of Incorporation provides as follows:

"ELEVENTH: (1)    The corporation will indemnify or agree to indemnify any
                  person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgements, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

           (2) The corporation will indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action of suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee, or agent or the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court of common pleas, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

           (3) To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections (1) and (2) of this article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

           (4) No indemnification under sections (1) and (2) of this article, unless ordered by a court, shall be made by the corporation if it is determined in the specific case that indemnification of the director, trustee, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth in sections (1) and
                  (2) of this article. Such determination shall be made (a) by a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with any such action, suit or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified within the past five years, or
                  (c) by the shareholders, or (d) by the court of common pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under section (4)(a) or by independent legal counsel under section (4)(b) of this article shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under section (2) of this article, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

           (5) Expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding referred to in sections (1) and
                  (2) of this article, shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of a written undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this article. If a majority vote of a quorum of disinterested directors so directs by resolution, said written undertaking need not be submitted to the corporation. Such a determination that a written undertaking need not be submitted to the corporation shall in no way affect the entitlement of indemnification as authorized by this article.

           (6) The indemnification provided by this article shall not be deemed exclusive of any other rights of which those seeking indemnification may be entitled under the articles or the regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

           (7) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

           (8) As used in this section, references to "the corporation" include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee or agent of another corporation (including a subsidiary of this corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise shall stand in the same position under this article with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

           (9) The foregoing provisions of this article do not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent of this corporation. The corporation will indemnify such named fiduciaries of its employee benefit plans against all costs and expenses, judgements, fines, settlements or other amounts actually and reasonably incurred by or imposed upon said named fiduciary in connection with or arising out of any claim, demand, action, suit or proceeding in which the named fiduciary may be made a party by reason of being or having been a named fiduciary, to the same extent it indemnifies an agent of the corporation. To the extent that the corporation does not have the direct legal power to indemnify, the corporation will contract with the named fiduciaries of its employee benefit plans to indemnify them to the same extent as noted above. The corporation may purchase and maintain insurance on behalf of such named fiduciary covering any liability to the same extent that it contracts to indemnify."

          Article 7 of the Registrant's Code of Regulations provides that each director (and his heirs, executors and administrators) shall be indemnified against expenses, judgments, decrees, fines or penalties to the extent allowed by Section 1701.13 of the Ohio Revised Code.

                   ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

                                ITEM 8. EXHIBITS

          The following is a complete list of exhibits filed as a part of or incorporated by reference in this Registration Statement:

           Exhibit No.             Description of Exhibit
           -----------             ----------------------

               4.1                 FC Banc Corp. 1997 Stock Option and
                                   Incentive Plan

               4.2 Form of FC Banc Corp. 1997 Stock Option and Incentive Plan Agreement

               5                   Opinion of Grady & Associates
                                   regarding legality

               15 Letter on unaudited interim financial information (Not Applicable)

               23.1 Consent of Grady & Associates (included in opinion in Exhibit 5)

               23.2                Consent of Robb, Dixon, Francis,
                                   Davis, Oneson & Company

                              ITEM 9. UNDERTAKINGS

          The undersigned small business issuer hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (a) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (c) to include any additional or changed material information on the plan of distribution; provided, however, that paragraphs (1)(a) and (1)(b) of this section do not apply if the registration statement is on Form
               S-3 or S-8 and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bucyrus, Ohio, on April 23, 1997.

                                  FC BANC CORP.

                                  By: /s/ G.W. Holden

                                     -------------------------------------------
                                      G.W. Holden

                                      President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ G.W. Holden                                          April 23, 1997

----------------------------------------                 -----------------------
G.W. Holden, President,                                  Date
Chief Executive Officer and
Director

/s/ Jeffrey A. Wise                                      April 23, 1997
----------------------------------------                 -----------------------
Jeffrey A. Wise                                          Date
Chief Financial Officer and
Principal Accounting Officer

/s/ David G. Dostal                                      April 23, 1997
----------------------------------------                 -----------------------
David G. Dostal, Director                                Date

/s/ Terry L. Gernert                                     April 23, 1997
----------------------------------------                 -----------------------
Terry L. Gernert, Director                               Date

/s/ Jerry A. Harrer                                      April 23, 1997
----------------------------------------                 -----------------------
Jerry A. Harrer, Director                                Date


----------------------------------------                 -----------------------
Robert D. Hord, Director                                 Date


----------------------------------------                 -----------------------
Charles W. Kimmerline, Director                          Date


----------------------------------------                 -----------------------
James B. Pigman, Director                                Date

/s/ James A. Spreng                                      April 23, 1997
----------------------------------------                 -----------------------
James A. Spreng, Director                                Date

/s/ Joan C. Stemen                                       April 23, 1997
----------------------------------------                 -----------------------
Joan C. Stemen, Director                                 Date

                                  EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION OF EXHIBIT
-----------        ----------------------

4.1               FC Banc Corp. 1997 Stock Option and Incentive Plan

4.2               Form of FC Banc Corp. 1997 Stock Option and Incentive Plan
                  Agreement

5                 Opinion of Grady & Associates regarding legality

15                Letter on unaudited interim financial information (Not
                  Applicable)

23.1              Consent of Grady & Associates (included in Opinion in Exhibit
                  5)

23.2              Consent of Robb, Dixon, Francis, Davis, Oneson & Company